UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2015

Date of Report (Date of earliest event reported)

North America Frac Sand, Inc. (fka Xterra Building Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

FLORIDA	333-175692	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 917, 1811 – 4th Street SW, Calgary, AB T2S 1W2

(Address of Principal Executive Offices) (Zip Code)

(587) 896-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2015, the Company announced that it had entered into an agreement to acquire 100% of the issued and outstanding shares of North America Frac Sand (CA) Ltd. (“NAFS Shares”) for 37,800,000 shares of the common stock. Both the Company’s 37,800,000 and 100% of the issued and outstanding NAFS Shares will be held in escrow until NAFS provides the Company with firstly, required audited financial statements, secondly, a certificate that the leases held by NAFS are unencumbered and are in good standing, and thirdly, confirmation that recoverable reserves are at least 6.4 million tonnes of frac sand, and that potential reserves are at least 66 million tonnes of frac sand. It was anticipated that the audited financial statements and the report confirming the reserves and the potential reserves would be completed before October 15, 2015. On October 5, 2015, through amendment, the Company has extended the October 15, 2015 date, to November 30, 2015.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment Agreement for the Purchase of Stock between Canadian Sandtech Inc. and North America Frac Sand, Inc. dated October 5, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICA FRAC SAND, INC.

Dated: October 6, 2015	By:	/s/ David Alexander
David Alexander,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board